Exhibit 99.2

For Immediate Release

March 30, 2007

Leesport Financial Corp. Announces Balance Sheet Restructuring - Clarification

Leesport Financial Corp. (the “Company” or “Leesport”) (Nasdaq:FLPB), the holding company for Leesport/Madison Bank, clarified a statement in its press release of March 30, 2007 relating to a restructuring of a portion of its balance sheet through the sale of approximately $67 million in investment securities.  Leesport will incur a pre-tax loss in the first quarter of 2007 of approximately $205,000 related to the sale of such investment securities.  The prior press release could be misconstrued as reporting a net pre-tax loss of $205,000 for the first quarter of 2007.  Leesport expects to announce its financial results for the first quarter of 2007 during the third week of April which will reflect the after-tax impact related to this transaction.

Leesport Financial Corp.

Leesport Bank

•                  Madison Bank

•                  Philadelphia Financial Mortgage

•                  Madison Equipment Leasing

Essick & Barr LLC

•                  Essick & Barr Insurance

•                  The Boothby Group

•                  Madison Insurance Consultants

Madison Financial Advisors LLC

Leesport Realty Solutions LLC

Leesport Mortgage LLC

For additional information, contact:

Edward C. Barrett

Chief Financial Officer

610.478.9922 x251

ebarrett@leesportfc.com

www.leesportfc.com

NASDAQ: FLPB

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.